BYLAWS

                               OF

                     TJ INTERNATIONAL, INC.
                    (a Delaware corporation)

                            ARTICLE I

                             OFFICES

     Section 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. (Del. Code Ann., tit. 8,
Section 131)

     Section 1.2 Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, Section 122(8))

                           ARTICLE II

                         CORPORATE SEAL

     Section 2.1 Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, Section 122(3))

                           ARTICLE III

                     STOCKHOLDERS' MEETINGS

     Section 3.1 Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 1.1 hereof. (Del. Code Ann., tit. 8, Section 211(a))

     Section 3.2 Annual and Special Meetings. The annual meeting of the stockholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected and any other

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business may be transacted that may properly come before the meeting. (Del. Code Ann., tit. 8, Section 211(b))

     Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the President, the Chairman of the Board or the Board of Directors at any time. Special meetings of the stockholders of the corporation may not be called by any other person or persons. (Del. Code Ann., tit. 8, Section 211(d))

     Section 3.3 Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall specify the place, date and hour and, in the case of a special meeting, the purpose or purposes of the meeting. Such notice of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, Sections 222, 229)

     Section 3.4 Quorum. At all meetings of stockholders, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat; but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power present in person or by proxy at any meeting at which a quorum is present shall be valid and binding upon the corporation. (Del. Code Ann., tit. 8, Section
216)

     Section 3.5 Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the

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adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, Section
222(c))

     Section 3.6 Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Sections 3.8 and
7.4 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted or acted upon after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot. (Del. Code Ann., tit. 8, Sections 211(e), 212(b))

     Section 3.7 Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this Section 3.7 shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, Section 217(b))

     Section 3.8 List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present. (Del. Code Ann., tit. 8, Section 219(a))

     Section 3.9  Organization.  At every meeting of
stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer,

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a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

     Section 3.10 Nomination of Directors. Nominations of persons for election to the Board of Directors of this corporation at the annual meeting of stockholders may be made at such meeting by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who timely complies with the notice procedures herein set forth. To be timely, a stockholder's notice must be delivered to, or mailed to and received by, the Secretary of the corporation at the corporation's principal executive offices not later than the December 31 immediately preceding the annual meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person and
(iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and
(ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.

     Section 3.11 Business Introduced by Stockholders at Annual Meetings. Where business introduced by a stockholder is not specified in the notice of annual meeting, then (in addition to any other applicable requirements) for business to be properly introduced by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received by, the Secretary of the corporation in the same manner and subject to the same time requirements provided in Section 3.10 of these Bylaws for stockholder notice of nominations to the Board of Directors. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of the corporation's stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, such stockholder's notice shall set forth, as to the stockholder giving the notice, (a) the name and record address of the stockholder and (b) the class and number of shares of the corporation which are beneficially owned by the stockholder.

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     Section 3.12  Matters to be Acted Upon at Special Meetings.
Only matters set forth in the notice of special meeting as called pursuant to Section 3.2 of these Bylaws may be acted upon at such meeting.

                           ARTICLE IV

                            DIRECTORS

     Section 4.1 Number. Except as otherwise provided in the Certificate of Incorporation or these Bylaws relating to the rights of the holders of any series of preferred stock, voting separately by class or series, to elect additional directors under specified circumstances, the authorized number of directors of the corporation shall be fixed from time to time by a resolution adopted by the Board of Directors or otherwise pursuant to these Bylaws. The Directors, other than those who may be elected by the holders of any series of preferred stock, voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in these Bylaws to maintain such proportionality. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws. (Del. Code Ann., tit. 8, Sections 141(b), (c), (d), 211(b), (c))

     Notwithstanding the foregoing, whenever the holders of any one or more class or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to the Certificate of Incorporation unless expressly provided by such terms.

     Section 4.2 Term. Each initial director in Class I shall hold office for a term expiring at the 1994 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1995 annual meeting of stockholders, and each initial director in class III shall hold office for a term expiring at the 1996 annual meeting of stockholders. Notwithstanding the foregoing provisions, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. At each annual meeting of stockholders following the 1993 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. (Del. Code Ann., tit. 8, Section 141(d))

     Section 4.3 Newly Created Directorships and Vacancies; Decrease in Size of Board. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even if less than a quorum of the authorized Board of Directors. Any directors appointed as a result of an increase in the number of directors shall be appointed among the three classes of directors so as to maintain such classes as nearly equal as possible, and any director so appointed shall hold office for a term that shall coincide with the remaining term of such class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor. In the event of any decrease in the number of directors, the newly eliminated directorships resulting from such decrease shall be appointed by the Board of Directors among the three classes so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. (Del. Code Ann., tit. 8, Section 223(a), (b), (d))

     Section 4.4 Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation (Del. Code Ann. tit. 8, Section 141(a))

     Section 4.5 Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective; and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, Sections 141(b), 223(d))

     Section 4.6 Removal. Except as otherwise provided in the Certificate of Incorporation or these Bylaws relating to the rights of the holders of any series of preferred stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than sixty-six and two-thirds percent (66-2/3%) of the total number of votes of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal is contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from any such removal shall be filled by vote of a majority of the directors then in office, although less than a quorum and any directors so chosen shall hold office until their successors shall have been elected and

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qualified or until their earlier death, resignation or removal.
(Del. Code Ann., tit. 8, Section 141(k))

     Section 4.7  Meetings.

          (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary; and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

          (b) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any place within or without the State of Delaware. (Del. Code Ann., tit. 8, Section 141(g))

          (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board of Directors, the President or a majority of the Directors. (Del. Code Ann., tit. 8, Section 141(g))

          (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, Section 141(i))

          (e) Notice of Meetings. Written or telephonic notice of the time and place of all regular and special meetings of the Board of Directors shall be given at least twelve (12) hours before the time of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, Section 229)

          (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann. tit. 8, Section 229)

     Section 4.8  Quorum and Voting.

          (a) Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 4.1 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit, 8, Section 141(b))

          (b) Majority Vote. At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote is required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, Section 141(b))

     Section 4.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. (Del. Code Ann., tit. 8, Section 141(f))

     Section 4.10 Fees and Compensation. By resolution of the Board of Directors a fixed fee payable in cash or the corporation's stock or any combination thereof, with or without expense of attendance, may be allowed for serving on the Board of Directors and/or attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, consultant, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, Section 141(h))

     Section 4.11  Committees.

          (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors and by like resolution may fill vacancies in, or reconstitute the membership of, the Executive Committee. The Executive Committee, to the fullest extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend, or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware, except such committee shall not have the power or authority to amend the Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of

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Directors as provided by law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease the shares of any series), to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws. (Del.
Code Ann., tit. 8, Section 141(c))

          (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, Section 141(c))

          (c) Term. The members of all committees of the Board of Directors shall serve a term coextensive with that of the Board of Directors which shall have appointed such committee.
The Board of Directors, subject to the provisions of subsections
(a) or (b) of this Section 4.11 may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member; and the Board of Directors may fill any committee vacancy created by death, resignation removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, Section 141(c))

          (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 4.11 shall be held at such times and places as are determined by the Board of Directors, or by any such committee; and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.
Special meetings of any such committee may be held at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written or telephonic notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written or telephonic notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business; and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, Sections 141(c), 229)

     Section 4.12. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                            ARTICLE V

                            OFFICERS

     Section 5.1. Officers Designated. The Board of Directors may appoint a Chairman of the Board of Directors. The officers of the corporation shall be the Chief Executive Officer, the President, the Secretary and the Treasurer, all of whom shall be elected at the annual meeting of the Board of Directors. The Board of Directors shall designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer. The Board of Directors may also appoint one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. (Del. Code Ann., tit. 8, Sections 122(5), 142(a), (b))

     Section 5.2  Tenure and Duties of Officers.

          (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until their resignation or removal. Any officer selected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, Section 142(b),(e))

          (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a))

          (c) Duties of the Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall act as the final executive authority in the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall direct the overall policy and conduct of the corporation's affairs, and shall have general supervision, direction and control of the business and officers of the corporation.

          (d) Duties of President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Subject to the control of the Board of Directors and the Chief Executive Officer, the President shall have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann. tit. 8, Section 142 (a))

          (e) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a))

          (f) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary; and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time (Del. Code Ann., tit. 8, Section 142 (a))

          (g) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer; and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, Section 142(a))

     Section 5.3 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. (Del. Code Ann., tit. 8, Section 142(b))

     Section 5.4 Removal. Any officer may be removed from office at any time, with or without cause, by the vote or written consent of a majority of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

     Section 5.5 Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors; and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.

                           ARTICLE VI

          EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
             OF SECURITIES OWNED BY THE CORPORATION

     Section 6.1 Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws; and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, Sections 103(a), 142(a), 158)

     Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors or the President or any Vice President, and by the

Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors. (Del. Code Ann., tit. 8, Sections 103(a), 142(a), 158)

     All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do so. (Del. Code Ann. tit. 8, Sections 103(a), 152(a), 158)

     Section 6.2 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President, or any Vice President. (Del. Code Ann. tit. 8,
Section 123)

                           ARTICLE VII

                         SHARES OF STOCK

     Section 7.1 Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, provided that the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. (Del. Code Ann., tit. 8, Section 158)

     Section 7.2 Lost Certificates. The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed; and the corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. (Del. Code Ann., tit 8, Section 167)

     Section 7.3 Transfers. Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 6, Section 8401(1))

     Section 7.4 Fixing Record Dates. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholder for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. (Del. Code Ann., tit. 8, Section 213)

     Section 7.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit 8, Sections 213(a), 219)

     Section 7.6 Issuance, Transfer and Resignation of Shares. The Board of Directors may make such rules and regulations, not inconsistent with law or with these Bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

                          ARTICLE VIII

               OTHER SECURITIES OF THE CORPORATION

     Section 8.1 Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signature of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation. (Del. Code Ann., tit. 8, Sections 103(a), 142(a))

                           ARTICLE IX

                            DIVIDENDS

     Section 9.1 Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by or under the direction of the Board of Directors pursuant to law at any regular or special meeting or as may be otherwise provided by these Bylaws. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. (Del. Code Ann., tit. 8, Sections 170, 173)

     Section 9.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, Section 171)

                            ARTICLE X

                           FISCAL YEAR

     Section 10.1  Fiscal Year.  Unless otherwise fixed by
resolution of the Board of Directors, the 52/53 week fiscal year of the corporation shall end on the Saturday closest to the 31st day of the month of December of each year.

                           ARTICLE XI

             INDEMNIFICATION OF DIRECTORS, OFFICERS,
                   EMPLOYEES AND OTHER AGENTS

     Section 11.1 Directors and Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment); provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that, unless otherwise set forth in a contract between the corporation and a director or executive officer, the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law; (ii) the proceeding was authorized by the Board of Directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law. (Del. Code Ann., tit. 8, Section 145)

     Section 11.2  Other Officers, Employees and Other Agents.
The corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the Delaware
General Corporation Law.

     Section 11.3 Good Faith. For purposes of any determination under this Bylaw, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied or reports made to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise. The term "another enterprise" as used in this
Section 11.3 shall mean any other corporation or any partnership, joint venture, trust or other enterprise, including any employee benefit plan, of which such person is or was serving at the request of the corporation as a director, officer, employee or other agent. The provisions of this Section 11. 3 shall not be deemed to be exclusive and/or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law. (Del. Code Ann., tit. 8, Section 141(e))

     Section 11.4 Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise. (Del. Code Ann., tit. 8, Section 145(e))

     Notwithstanding the foregoing, unless otherwise determined pursuant to Section 11.5 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion that, based upon the facts known to the decision-making party at the time such determination is made, such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, such person believed or had reasonable cause to believe that his conduct was unlawful.

     Section 11.5 Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer who serves in such capacity at any time while this Bylaw and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within thirty (30) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed; but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

     Section 11.6 Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, as provided by law. (Del. Code Ann., tit. 8, Section 145(f))

     Section 11.7 Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators such a person. (Del. Code Ann., tit. 8, Section 145 (j))

     Section 11.8 Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     Section 11.9 Savings Clause. If this Article XI of the Bylaws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

                           ARTICLE XII

                             NOTICES

     Section 12.1 Notice to Stockholders. Whenever under any provisions of these Bylaws notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent. (Del. Code Ann., tit. 8, Section 222)

     Section 12.2 Notice to Directors. Any notice required to be given to any director may be given by the method stated in
Section 12.1, or by telegram, or as otherwise permitted by these Bylaws, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

     Section 12.3  Address Unknown.  If no address of a
stockholder or director be known, notice may be sent to the office of the corporation required to be maintained pursuant to
Section 1.2 hereof.

     Section 12.4 Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. (Del. Code Ann., tit. 8, Section 222)

     Section 12.5 Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing; and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

     Section 12.6 Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all directors: One permissible method may be employed in respect of any one or more directors; and any other permissible method or methods may be employed in respect of any other or others.

     Section 12.7 Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

     Section 12.8 Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful. (Del. Code Ann., tit. 8, Section 230)

                          ARTICLE XIII

                           AMENDMENTS

     Section 13.1 Amendments. These Bylaws may be repealed, altered or amended or new Bylaws adopted by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding capital stock of the corporation entitled to vote thereon. The Board of Directors shall also have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to rescind, repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of directors who shall constitute the whole Board of Directors) subject to the power of the stockholders to change or repeal such Bylaws. (Del. Code Ann., tit. 8, Sections 109(a), 122(6), 216)

                           ARTICLE XIV

                  LOANS TO OFFICERS AND OTHERS

     Section 14.1 Certain Corporate Loans and Guaranties. The corporation may make loans of money or property to, or guarantee the obligations of, or otherwise assist any officer or other employee who is a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.